EXHIBIT 31.1

CERTIFICATION

I, Joseph J. Grillo, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Digital Angel Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Joseph J. Grillo
Joseph J. Grillo President and Chief Executive Officer

Dated: May 2, 2011

*	Paragraphs 3, 4 and 5 of the form of certification are omitted because this Amendment No. 1 on Form 10K/A does not include the information as to which such paragraphs relate.